UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KULICKE AND SOFFA INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

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2101 Blair Mill Road, Willow Grove, PA 19090

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 14, 2006

THE ANNUAL MEETING OF SHAREHOLDERS OF KULICKE AND SOFFA INDUSTRIES, INC. (the “Company”) will be held on Tuesday, February 14, 2006, at 4:30 p.m. at the offices of the Company, 2101 Blair Mill Road, Willow Grove, Pennsylvania, for the following purposes:

1.	Election of Messrs. John A. O’Steen and MacDonell Roehm, Jr. as directors;

2.	Approval of the 2006 Equity Plan;

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006; and

4.	Transaction of such other business as may properly come before the annual meeting.

The board of directors has fixed the close of business on December 16, 2005 as the record date for the determination of holders of common shares entitled to notice of and to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting, but whether or not you expect to attend the annual meeting in person, please sign and date the enclosed proxy and return it promptly in order that your stock may be voted, unless you are voting by internet or telephone. If you attend the annual meeting, you may (but do not have to) revoke your proxy and vote in person.

By Order of the Board of Directors SUSAN WATERS Secretary

January 3, 2006

2101 Blair Mill Road, Willow Grove, PA 19090

PROXY STATEMENT

January 3, 2006

The enclosed proxy is solicited by the board of directors of Kulicke & Soffa Industries, Inc. (the “Company”). We are mailing this proxy statement and the enclosed proxy on or about January 3, 2006. A copy of the Company’s 2005 Annual Report to Shareholders (which includes the Company’s Annual Report on Form 10-K) is also enclosed but is not to be considered as proxy solicitation material.

Voting and Revocability of Proxies

Our board of directors has fixed the close of business on December 16, 2005 as the record date for determining the shareholders entitled to vote at our 2006 annual meeting of shareholders. As of the record date, there were 52,106,916 of the Company’s common shares outstanding. Each common share is entitled to one vote on all matters presented at the meeting.

When proxies are properly dated, executed and returned, or voting is properly authorized over the internet or by telephone, the common shares so represented will be voted at the annual meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the common shares will be voted “FOR” the: (1) election of Messrs. John A. O’Steen and MacDonell Roehm, Jr. as directors; (2) approval of the 2006 Equity Plan; and (3) ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2006. A shareholder may revoke a proxy at any time before its use by delivering a later executed proxy or written notice of revocation to the Secretary of the Company, or by attending the annual meeting and giving notice of such revocation. Attendance at the annual meeting does not by itself constitute revocation of a proxy.

The presence of a majority of the common shares entitled to vote at the annual meeting, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) the two nominees for director receiving the highest number of votes cast at the annual meeting will be elected and (ii) the affirmative vote of a majority of the total votes cast by all shareholders entitled to vote at the annual meeting will be required to approve Item 2 and to ratify Item 3. Abstentions, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote on any matter. Consequently, Items 2 and 3 will each be approved if more votes are cast “FOR” than “AGAINST” the respective proposals.

How You Can Vote

Shareholders of record may vote by any of the following methods:

•	Voting by internet. The website for internet voting is on the enclosed proxy card, and voting is available 24 hours a day.

•	Voting by telephone. The toll-free telephone number for voting is on the enclosed proxy card.

•	Voting by mail. If you choose to vote by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

Shareholders who hold their shares through a broker (in “street name”) must vote their shares in the manner prescribed by their broker.

ITEM 1 – ELECTION OF DIRECTORS

The board of directors has nominated John A. O’Steen and MacDonell Roehm, Jr. for re-election at the annual meeting, each to serve until the 2010 annual meeting and until his successor has been duly elected and qualified. Each shareholder who so chooses may cumulate votes in the election of directors (i.e. each shareholder may multiply the number of votes the shareholder is entitled to cast by the total number of directors to be elected and cast the whole number of votes for one candidate or distribute them among some or all candidates). At this time, only Messrs. O’Steen and Roehm have been nominated for director. Persons named as proxies reserve the right to vote the proxies cumulatively, if necessary, in order to elect Messrs. O’Steen and Roehm to the board of directors. If Mr. O’Steen or Mr. Roehm, or both, should be unable to serve as director at the time of the election, the persons named as proxies in the proxy may vote the proxies for any other individual (or individuals, as applicable) as they may choose, unless the board of directors determines that no director should be elected at the annual meeting.

As previously reported, Philip V. Gerdine, a director of the Company since 2000, retired as a director effective December 31, 2005. Mr. Gerdine’s term as director would have expired at the Company’s 2008 annual meeting.

The following table provides certain information concerning Messrs. John A. O’Steen and MacDonell Roehm, Jr., the nominees for re-election at the annual meeting, as well as the other directors of the Company, the executive officers of the Company named in the Summary Compensation Table contained elsewhere in this proxy statement, and the executive officers and directors of the Company as a group. Unless otherwise specified, the directors have held the positions indicated (other than directorships) for at least five years. To the knowledge of the Company, each of the persons listed below has sole voting and investment power with respect to their beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934, or the “Exchange Act”) of the Company’s common shares identified in the table below as so owned, unless otherwise indicated.

Name, Age and Occupation	Director Since	Present Term Expires	Common Shares Beneficially Owned On December 1, 2005
			Number(1)		Percent
Directors Nominated For Re-Election

John A. O’Steen (61),

Mr. O’Steen served as Executive Vice President, Business Development (March 2003 to May 2004), Executive Vice President of Operations (July 1998 to February 2003) and Executive Vice President (January to June 1998) of Cornerstone Brands, Inc., a consumer catalog company. From 1991 to 1998, Mr. O’Steen served as Chairman and Chief Executive Officer of Cinmar, L.P., a mail order catalog company that was acquired by the predecessor of Cornerstone Brands in September 1995. Before that time, Mr. O’Steen served as President, Chief Executive Officer and a director of Cincinnati Microwave, Inc., a manufacturer of electronic products. Mr. O’Steen also serves as a director of Riggs Heinrich Media, Inc.

	1988	2006	75,000	(2)	*

Name, Age and Occupation	Director Since	Present Term Expires	Common Shares Beneficially Owned On December 1, 2005
			Number(1)		Percent

MacDonell Roehm, Jr. (66),

Mr. Roehm is Chairman and Chief Executive Officer of Crooked Creek Capital LLC, a provider of strategic, operational and financial restructuring services, a position he has held since 1998. From September 2002 to April 2003, Mr. Roehm also served as Chief Executive Officer of CH4 Gas Limited, a natural resources company. From 2000 to 2001, Mr. Roehm served as Chairman and Chief Executive Officer of Mackenzie-Childs Ltd., a manufacturer and retailer of furniture and home accessories. Mr. Roehm was hired by Mackenzie-Childs Ltd. to implement remedial action plans, and on November 28, 2000, Mackenzie-Childs Ltd. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code, seeking reorganization to provide a framework under which those remedial action plans could be executed. Since 1999, Mr. Roehm has served as Chairman of Australian Ventures LLC, a private equity fund. From 1994 until 1998, Mr. Roehm served as Chairman, President and Chief Executive Officer of Bill’s Dollar Stores, Inc., a chain of retail convenience stores. Before that time, he served as Managing Director of AEA Investors, Inc., a private investment firm. Mr. Roehm also serves as a director of CH4 Gas Limited.

	1984	2006	81,000		*

Continuing Directors

Brian R. Bachman (60),

Mr. Bachman is a private investor. From 2000 to 2002, Mr. Bachman served as Chief Executive Officer and Vice Chairman of Axcelis Technologies, which produces equipment used in the fabrication of semiconductors, and from 1996 to 2000, he served as Senior Vice President and Group Executive of Eaton Corporation, an industrial manufacturing company. From 1991 to 1995, Mr. Bachman served as Vice President and Business Group General Manager of Philips Semiconductors, a semiconductor supplier. Mr. Bachman also serves as a director of Keithley Instruments and Ultra Clean Technology.

	2003	2008	4,500		*

C. Scott Kulicke (56), Chairman of the Board and Chief Executive Officer of the Company.	1975	2007	1,537,658	(2)	3.0%

Name, Age and Occupation	Director Since	Present Term Expires	Common Shares Beneficially Owned On December 1, 2005
			Number(1)	Percent

Garrett E. Pierce (61),

Mr. Pierce has served as Vice Chairman and Chief Financial Officer of Orbital Sciences Corporation, a developer and manufacturer of small rockets and space systems, since April 2002 and as a member of its board since August 2000. Between August 2000 and April 2002, he was Executive Vice President and Chief Financial Officer of Orbital Sciences Corporation. From 1996 until August 2000, Mr. Pierce was Executive Vice President and Chief Financial Officer of Sensormatic Electronics Corp., a producer of electronic surveillance systems, and in July 1998 was also named its Chief Administrative Officer. Before that, Mr. Pierce was the Executive Vice President and Chief Financial Officer of California Microwave, Inc. He has also served as Chief Financial Officer, President and Chief Executive Officer of Materials Research Corporation, acquired by Sony Corporation in 1989. From 1972 to 1980, Mr. Pierce held various management positions with The Signal Companies.

	2005(3)	2009	—	*

Barry Waite (57),

From May 1998 until his retirement in May 2002, Mr. Waite served as President and Chief Executive Officer of Chartered Semiconductor, a major wafer foundry. From 1982 to 1998, Mr. Waite held positions of increasing responsibility with Motorola Corporation, Semiconductor Products Sector, including Senior Vice President and General Manager, Europe, Middle East and Africa (1997 to 1998) and Senior Vice President and General Manager Microprocessor and Memory Technology Group (1993 to 1997). Mr. Waite also serves as a director of ZETEX PLC and Innovative Micro Technology, and is senior advisor to Investor Growth Capital, an investment fund.

	2003	2007	7,500	*

C. William Zadel (62),

In December of 2004, Mr. Zadel retired from Mykrolis Corporation. From August of 2001 until December of 2004, Mr. Zadel was Chairman and Chief Executive Officer of Mykrolis Corporation, a multinational company focused on developing, manufacturing and marketing technically advanced filtration, purification and control products for the global semiconductor industry. Mykrolis is the former microelectronics division of Millipore Corporation. Before becoming Chief Executive Officer of Mykrolis at its separation from Millipore in August 2001, Mr. Zadel was Chairman and Chief Executive Officer of Millipore since April of 1996. Mr. Zadel also serves as a director of Matritech, Inc.

	1989	2009	57,000	*

Name, Age and Occupation	Director Since	Present Term Expires	Common Shares Beneficially Owned On December 1, 2005
			Number(1)		Percent

Executive Officers

Jagdish (Jack) Belani (52), Vice President of Wire Bonding and Corporate Marketing	—	—	211,467		*

Maurice E. Carson (48), Vice President and Chief Financial Officer	—	—	93,395		*

Oded Lendner (45), Vice President, Package Test	—	—	188,424		*

Charles Salmons (50), Senior Vice President, Wafer Test	—	—	259,093		*

All directors, nominees and executive officers as a group (12 persons)			2,548,927	(4)	4.9%

*	Less than 1.0%

(1)

Includes or consists of shares subject to outstanding options that are currently exercisable or exercisable within 60 days after December 1, 2005 in the following amounts: Mr. O’Steen (55,000); Mr. Roehm (75,000); Mr Bachman (2,500); Mr. Kulicke (821,100); Mr. Waite (7,500); Mr. Zadel (55,000); Mr. Belani (209,868); Mr. Carson (91,750); Mr. Lendner (183,770) and Mr. Salmons (250,340).

(2)	Includes shares jointly held with the individual’s spouse in the follow amounts: Mr. Kulicke (532,031), and Mr. O’Steen (2,000).

(3)	Mr. Pierce was elected by the board of directors in November 2005 to fill the vacancy in the class of 2009.

(4)	Includes 1,785,218 shares subject to options that are currently exercisable or exercisable within 60 days after December 1, 2005. See also footnote (1) above.

For further information concerning the Company’s directors and executive officers see “Additional Information” below.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF

MESSRS. JOHN A. O’STEEN AND MACDONELL ROEHM, JR. AS DIRECTORS.

ITEM 2 – PROPOSAL TO APPROVE THE 2006 EQUITY PLAN

On November 29, 2005, the board of directors adopted the 2006 Equity Plan (the “2006 Plan”), subject to shareholder approval, because the board believes that having common shares available for the granting of performance stock, stock options and/or other equity-based incentive awards is essential if the Company is to continue to hire, retain and motivate the highly qualified officers and other employees upon which the Company’s continued success depends. Up to 3,000,000 of the Company’s common shares (subject to adjustment in the event of stock dividends, stock splits and other similar events) may be issued under the 2006 Plan (all of which may potentially be issued with respect to Incentive Stock Options pursuant to the 2006 Plan). The total number of common shares available under the 2006 Plan for stock option awards, however, will be reduced by two common shares for each share issued pursuant to the 2006 Plan under an award which is not a stock option award. The Board anticipates that the 2006 Plan will be sufficient for two annual awards, in 2006 and 2007.

The following is a summary of the material features of the 2006 Plan, but is qualified in its entirety by reference to the 2006 Plan, a copy of which is included as Appendix A to this proxy statement. You are encouraged to read the 2006 Plan, as well as this summary, in their entirety.

Types of Awards

The 2006 Plan provides for the grant of performance stock awards (“Performance Stock Awards”), options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), options which are not intended to so qualify (“nonqualified stock options”), and other stock-based awards (“Stock-Based Awards,” and collectively with Performance Stock Awards and stock options, “Awards”). Awards under the 2006 Plan will be granted at the discretion of the Management Development and Compensation Committee of our board of directors (the “Committee”).

Performance Stock. The Committee may grant awards entitling recipients to receive common shares without payment, but only if certain performance criteria are met.

The Committee has determined that return on invested capital (“ROIC”), combined with revenue growth, will be the most useful criteria for measuring management’s effectiveness. As a result, receipt of common shares will be tied to performance relative to ROIC and revenue growth targets, measured over a three-year performance period. The Committee intends to set the ROIC targets relative to the Company’s cost of capital. The Committee intends to set the revenue growth targets relative to revenue growth at the peer companies that comprise the “New Group” included in the Performance Graph on page 20 of this proxy statement. The Committee intends to set performance targets so that officers would receive the majority of common shares underlying their Performance Stock Awards only if ROIC exceeded the cost of capital and the revenue growth rate exceeded the average revenue growth rate at the New Group of peer companies. It is the Committee’s intention that the majority of awards granted under the Plan to officers will be Performance Stock Awards, not stock options.

Incentive Stock Options and Nonqualified Stock Options. The Committee may grant incentive stock options and nonqualified stock options which provide optionees the right to purchase a specified number of common shares at a specified price, subject to the particular terms and conditions that are specified by the Committee in connection with the option grant. The exercise price of any option must be at least equal to the fair market value of the Company’s common shares on the date of grant. In addition, under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value of the common shares on the date of grant in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company. Options may not be granted for a term in excess of ten years. The 2006 Plan permits optionees to pay the exercise price of options: (i) by cash or check, (ii) in a “cashless exercise” through a broker, (iii) by surrender to the Company of common shares previously acquired by the optionee, or (iv) any combination of these forms of payment.

Stock-Based Awards. Under the 2006 Plan, the Committee may grant Awards that are valued based upon the value of the Company’s common shares. Such Stock-Based Awards (which will be subject to service conditions and/or the achievement of performance goals) will have terms and conditions (including any purchase price applicable to such a Stock-Based Award) as the Committee may determine and may be paid in common shares or in cash as the Committee may determine. Such Stock-Based Awards will be granted only to employees based outside of the United States, in lieu of performance stock or stock options. In some countries where the Company has employees, stock awards or stock options to employees are restricted or effectively prohibited by local laws.

Eligibility to Receive Awards

Officers and certain employees of the Company and its subsidiaries (currently, approximately 767 persons) are eligible to receive Awards under the 2006 Plan. The maximum number of common shares with respect to which Awards may be granted to any participant under the 2006 Plan may not exceed 500,000 common shares in any fiscal year of the Company.

New Plan Benefits

The granting of Awards under the 2006 Plan is discretionary, and the Company cannot now determine the number or type of Awards that may be granted in the future to any particular person or group. It is the Committee’s intention that the majority of Awards granted to officers will be Performance Stock Awards, not stock options.

Market Value of Securities

On December 22, 2005, the closing sale price of the Company’s common shares on the Nasdaq National Market was $9.17.

Administration

The 2006 Plan is administered by the Committee, which has the authority to interpret the plan and to adopt, amend and repeal rules and regulations for its administration. Under the 2006 Plan, the Committee may delegate some of its administrative functions to a plan administrator, and may delegate to the Company’s Chief Executive Officer and/or to other senior officers the authority to grant Awards to employees who are not executive officers of the Company, subject to such conditions or limitations as the Committee may establish.

Subject to any applicable limitations contained in the 2006 Plan, the Committee (or its delegate as described above) may select the recipients of Awards and determine (i) the number of common shares covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options (up to 10 years), (iv) the number of common shares subject to any Performance Stock Awards or Stock-Based Awards, and (v) the terms and conditions of such Awards, including conditions for the vesting and purchase of such common shares. The Committee also may reduce a particular Performance Stock Award if it determines that the achievement of the performance goals resulted from unanticipated and unusual events beyond the Company’s control.

The Committee is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations and other similar changes in the Company’s capitalization. The 2006 Plan also addresses the consequences of a merger or consolidation of the Company with or into another entity (and similar transactions). In the event of such a transaction, the Committee may terminate all or a portion of any outstanding Awards, if it determines that termination is in the best interests of the Company. If the Committee decides to terminate outstanding options, it will give each participant holding an option to be terminated at least 10 days’ advance notice of the termination. Upon such notice, any such option will become fully exercisable and may be exercised before termination of the option. Also, the Committee, in the event of such a transaction, may cause the delivery of any performance stock, even if the associated performance goals have not been met, and/or accelerate the date on which any or all Stock-Based Awards become vested and cause the payment of such Awards.

The 2006 Plan also addresses the consequences of a “Change in Control” of the Company, as defined in the 2006 Plan. Upon a Change in Control, outstanding Performance Stock Awards, options and Stock-Based Awards become fully vested.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused common shares covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination of 2006 Plan

No incentive stock options may be granted under the 2006 Plan on or after February 14, 2016 (the 10-year anniversary of the effective date of the 2006 Plan), but incentive stock options granted before that date may extend beyond such date. The Board of Directors or the Committee may at any time amend, suspend or terminate the 2006 Plan. The following amendments, however, may not be made without our shareholders’ approval: (i) an increase in the maximum number of common shares with respect to which incentive stock options may be granted under the 2006 Plan; (ii) a change in the class of employees eligible to receive incentive stock options under the 2006 Plan; (iii) an extension of the 2006 Plan’s duration with respect to incentive stock options; (iv) an acceleration of vesting of any stock option or Stock-Based Award, outside of the context of a merger, consolidation or similar transaction; (v) any amendment to the 2006 Plan requiring shareholder approval under the $1 million deduction limit on compensation in Section 162(m) of the Code; and (vi) any amendment of the 2006 Plan requiring shareholder approval under the rules of the Nasdaq National Market, or as required under any other applicable law, rule or regulation.

If our shareholders do not approve the adoption of the 2006 Plan, the 2006 Plan will not go into effect, and the Company will not grant any Awards under the 2006 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company, such as higher cash compensation, which may be necessary to attract and retain qualified officers and employees.

Listing and Registration of Shares

We expect that the Company’s common shares which would be issued under the 2006 Plan will be listed on the NASDAQ. If at any time we determine, in our discretion, that the listing, registration or qualification of common shares issuable under the 2006 Plan on the NASDAQ or any other securities exchange or under the laws of any jurisdiction or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the operation of the 2006 Plan, or that we or our shareholders or employees should seek to obtain an exemption from any above-listed requirement or to continue any listing, registration, or qualification, then the purchase or grant of common shares under the 2006 Plan will be postponed unless and until the listing, registration, qualification, consent, approval, or action has been effected, obtained or taken under conditions we deem acceptable. In addition, if a recipient acquires common shares under the 2006 Plan, he or she may be required to assure us satisfactorily that he or she is acquiring the common shares for investment and not with a view to distribution.

Federal Income Tax Consequences of Awards

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Performance Stock Awards, incentive stock options, nonqualified stock options and Stock-Based Awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Performance Stock Awards

A participant will not recognize taxable income upon the grant of a Performance Stock Award. If the performance criteria established by the Committee are met and a participant receives shares, a participant will recognize ordinary income upon the delivery of common shares subject to the award in an amount equal to the fair market value of the shares on the date of delivery. Upon a sale of the common shares, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the common shares on the day the shares were delivered. This capital gain or loss will be long-term if the participant has held the common shares for more than one year and otherwise will be short-term.

Incentive Stock Options

A participant will not recognize taxable income upon the grant of an incentive stock option. Moreover, a participant generally will not recognize taxable income on the exercise of an incentive stock option, provided the participant was our employee or that of any of our subsidiary corporations during the entire period from the date of grant of the incentive stock option until not more than three months before the date of exercise (12 months if employment ceased due to permanent and total disability). An amount, generally equal to the excess of the fair market value of the common shares at the time of exercise over the exercise price, however, will be included in the participant’s alternative minimum taxable income in the year of exercise. The employment requirement is waived if a participant should die. Of course, in all of these situations, the incentive stock option itself may provide a shorter exercise period after employment ceases than the periods set forth above. If the employment requirements described above are not met, the participant will be taxed as described below under “Nonqualified Stock Options.”

A participant will recognize income upon the sale of the common shares acquired under an incentive stock option at a profit (if the sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the common shares. If a participant sells the common shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the common shares before satisfying these waiting periods, then a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the common shares for more than one year and otherwise will be short-term. If a participant sells the common shares at a loss (the sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the common shares for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A participant will not recognize taxable income upon the grant of a nonqualified stock option. A participant will recognize ordinary income upon the exercise of a nonqualified stock option in an amount equal to the excess of the fair market value of the common shares at the time of exercise over the exercise price. Upon a sale of the common shares, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the common shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the common shares for more than one year and otherwise will be short-term.

Stock-Based Awards

A participant will not recognize taxable income upon the grant of a Stock-Based Award. If there is no purchase price for the Stock-Based Award, a participant will recognize ordinary income upon the delivery of common shares or cash subject to the award in an amount equal to the fair market value of the shares on the date of delivery or the amount of cash delivered. Upon a sale of the common shares, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the common shares on the day the shares were delivered. This capital gain or loss will be long-term if the participant has held the common shares for more than one year and otherwise will be short-term.

If there is a purchase price for the Stock-Based Award, a participant will recognize ordinary income upon the delivery of the award in an amount equal to the excess of the fair market value of the common shares delivered over the purchase price. Upon a sale of the common shares, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the common shares on the day the shares were delivered. This capital gain or loss will be long-term if the participant has held the common shares for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company when a Performance Stock Award, incentive stock option, nonqualified stock option or Stock-Based Award is granted. However, the Company will be entitled to a deduction if a participant recognizes ordinary income upon the delivery of common shares with respect to Performance Stock Awards, the exercise of an option or the delivery of common shares or cash with respect to Stock-Based Awards.

Section 162(m) of the Code generally limits the extent to which the compensation paid to our chief executive officer, or the person acting in that capacity, and the four highest compensated other executives (collectively, the “Covered Employees”) is deductible by us when the annual compensation for any Covered Employee exceeds $1,000,000 in a taxable year. Compensation for purposes of Section 162(m) includes cash compensation and non-cash benefits paid for services, including: (i) with respect to Performance Stock Awards, the value of the common shares on the date of delivery, (ii) with respect to nonqualified stock options, the difference between the exercise price and the market value of the common shares at the time of exercise, subject to some exclusions, and (iii) with respect to Stock-Based Awards, the value of the common shares or cash on the delivery date. However, if the 2006 Plan is approved by our shareholders, the spread on the exercise of nonqualified stock options, the value of the common shares delivered with respect to Performance Stock Awards and the value of the common shares or cash delivered with respect to Stock-Based Awards that are subject to the attainment of performance goals will not be treated as compensation for purposes of Section 162(m). Thus, we will be entitled to deduct any compensation recognized on common shares delivered with respect to Performance Stock Awards, the exercise of the nonqualified stock options granted and the common shares or cash delivered with respect to Stock-Based Awards that are subject to the attainment of performance goals under the 2006 Plan.

Code Section 409A

The 2006 Plan is designed so that Awards available thereunder will not be subject to the additional taxes under Section 409A of the Code. The Company intends to amend the 2006 Plan, as necessary, to comply with any future guidance issued under Section 409A of the Code, so that those Awards continue not to be subject to Section 409A. Section 409A of the Code imposes an additional 20% tax and interest on the underpayment of taxes that should have been paid (for the year in which the deferred compensation was first deferred or no longer subject to a substantial risk of forfeiture) if the requirements of such section are not met.

Equity Compensation Plans

The following table provides information concerning our equity compensation plans as of September 30, 2005:

		(share amounts in thousands)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	9,148	$10.04	1,429
Equity compensation plans not approved by security holders	1,685	$10.18	350

Total	10,833	$10.06	1,779

The Company’s 1999 Nonqualified Employee Stock Option Plan (the “1999 Plan”) is the only current equity compensation plan of the Company that has not been approved by shareholders. This plan was approved by the board of directors on September 28, 1999 and under the 1999 Plan only employees of the Company and its subsidiaries who are not directors or officers are eligible to receive options. The Committee administers the 1999 Plan. The exercise price of options granted under the 1999 Plan is equal to 100% of the fair market value of the Company’s common shares on the date of grant. Options granted under the 1999 Plan are exercisable at such dates as are determined in connection with their issuance, but not later than ten years after the date of grant.

Additional Equity Compensation Plan Information

As of December 20, 2005, there were 10,551,584 shares subject to issuance upon exercise of outstanding options or awards under all of the Company’s equity compensation plans, at a weighted average exercise price of $9.98, and with a weighted average remaining life of 6.38 years. As of December 20, 2005, there were 1,843,257 shares available for future issuance under those plans.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE PROPOSAL

TO APPROVE THE 2006 EQUITY PLAN.

ITEM 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006. The ratification of the appointment of the independent registered public accounting firm by the shareholders is not required by law or by the Company’s By-laws. Traditionally, the Company has submitted this matter to the shareholders for ratification and believes that it is good practice to continue to do so. If a majority of the votes cast on this matter are not cast in favor of the reappointment of PricewaterhouseCoopers LLP, the audit committee will reconsider its appointment.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting to make a statement if he or she so desires and will be available to respond to any appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than ten percent of the outstanding common shares, whom we refer to collectively as the “reporting persons,” to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or the “SEC,” and to furnish the Company with copies of these reports.

Based solely on the Company’s review of the copies of these reports received by it and written representations received from certain of the reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all such filings required to be made by the reporting persons for the fiscal year ended September 30, 2005 were made on a timely basis.

Summary Compensation Table

The following table sets forth certain compensation information with respect to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers as of September 30, 2005 (collectively, the “named executive officers”) for the fiscal year ended September 30, 2005 (“Fiscal 2005”), as well as the compensation received by each such individual for the Company’s previous two fiscal years (“Fiscal 2004” and “Fiscal 2003,” respectively).

		Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus(1)		Other Annual Compensation(2)		Securities Underlying Options	All Other Compensation(3)
C. Scott Kulicke Chairman of the Board and Chief Executive Officer	2005 2004 2003	$ $ $	523,624 486,663 424,578	$ $	83,219 337,577 —	$ $ $	625 20,973 11,489	175,000 76,000 81,000	$ $ $	24,500 19,500 18,000

Oded Lendner(4) Senior Vice President, Package Test	2005 2004 2003	$ $ $	304,176 306,433 272,689	$ $	21,851 102,119 —	$ $ $	672 11,122 8,982	80,000 41,000 41,000	$ $	14,823 14,142 —

Charles Salmons(5) Senior Vice President, Wafer Test	2005 2004 2003	$ $ $	295,318 272,512 248,553	$ $	21,669 140,811 —	$ $ $	328 3,660 12,030	125,000 41,000 31,000	$ $ $	19,763 21,058 18,966

Jagdish (Jack) G. Belani Senior Vice President of Wire Bonding and Corporate Marketing	2005 2004 2003	$ $ $	288,202 269,704 238,618	$ $	62,544 142,762 —	$ $ $	2,141 4,077 12,218	80,000 41,000 31,000	$ $ $	8,538 7,224 3,860

Maurice E. Carson(6) Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	261,129 246,926 4,519	$ $	33,080 127,301 —	$ $ $	218 3,646 29	125,000 — 100,000	$ $	7,363 71,928 —

(1)

These amounts represent incentive payments to the named executive officers as participants in the Company’s Executive Incentive Compensation Plan or Officer Incentive Compensation Plan for the fiscal year indicated. (See Management Development and Compensation Committee Report on Executive Compensation contained elsewhere in this proxy statement).

(2)

These amounts represent the (i) imputed taxable value of Company automobiles used by the executive officers and/or automobile allowances, (ii) the taxable value of certain life insurance benefits provided to the named executive officers, and (iii) for Mr. Kulicke and Mr. Lendner, the difference between the purchase price paid by the executive officer and the fair value of automobiles purchased from the Company in Fiscal 2004 in the amounts of $16,050 and $7,375, respectively. The Company discontinued its program of providing automobiles and automobile allowances to officers, effective January 1, 2004.

(3)

These amounts represent the Company’s matching contribution to its 401(k) Incentive Savings Plan for each of the named executive officers, and in Fiscal 2004, reimbursed relocation costs for Mr. Carson.

(4)	Mr. Lendner was named Senior Vice President, Package Test in November 2004.

(5)	Mr. Salmons was named Senior Vice President, Wafer Test in November 2004.

(6)	Mr. Carson joined the Company in September 2003.

Option Grants in Fiscal 2005

The following table sets forth information with respect to stock option grants by the Company to the named executive officers in Fiscal 2005.

	Individual Grants
	Number of Shares Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise Price Per		Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Granted(1)	Year(2)	Share		Date	5%	10%
C. Scott Kulicke	175,000	4.7%		$7.14	10/29/2014	$785,804	$1,991,381
Oded Lendner	80,000	2.2%		$7.14	10/29/2014	$359,225	$910,346
Charles Salmons	125,000	3.4%		$7.14	10/29/2014	$561,288	$1,422,415
Jagdish (Jack) G. Belani(4)	80,000	2.2%	$ $	7.14 and 8.51	10/29/2014 and 12/13/2014	$363,533	$921,263
Maurice E. Carson	125,000	3.4%		$7.14	10/29/2014	$561,288	$1,422,415

(1)

The options granted to named executive officers in Fiscal 2005 were granted in October of 2004 under the Company’s 2001 Employee Stock Option Plan, except for the 5,000 options granted to Mr. Belani on December 13, 2004, which were granted under the Company’s 1998 Employee Stock Option Plan. One-sixth of the options granted became exercisable upon grant and the remaining options become exercisable in equal installments on the first through fifth anniversaries of the grant date. No option grants have been made to officers since December 13, 2004. If the Company’s shareholders approve the 2006 Equity Plan, no new equity grants will be made to officers prior to October 2006, except for sign-on grants to newly recruited executives.

(2)	The Company granted options to employees to purchase a total of 3,686,376 shares during Fiscal 2005.

(3)

These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the expiration date of the option. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.

(4)	Mr. Belani received two grants: 75,000 at $7.14 on October 29, 2004 and 5,000 at $8.51 on December 13, 2004.

Aggregated Option Exercises in Fiscal 2005 and 2005 Fiscal Year-End Option Values

The following table sets forth information with respect to the aggregate option exercises by each named executive officer in Fiscal 2005 and the value of unexercised in-the-money options held by each named executive officer at the end of Fiscal 2005, respectively.

	Shares Acquired on	Value	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
C. Scott Kulicke	110,800	$256,912	788,150	271,150	$414,833	$190,185
Oded Lendner	—	$—	146,980	119,440	$89,009	$73,980
Charles Salmons	—	$—	204,365	160,875	$101,244	$78,104
Jagdish (Jack) G. Belani	—	$—	167,759	123,641	$68,028	$73,522
Maurice E. Carson	—	$—	70,875	154,125	$2,296	$11,454

(1)

In-the-money options are those where the fair value of the underlying shares exceeds the exercise price of the option. The closing sale price of the Company’s common shares on September 30, 2005, the last trading day during Fiscal 2005, was $7.25 per share.

Pension Plan

The Company has a non-contributory defined benefit pension plan covering substantially all of its U.S. employees who were employed on September 30, 1995. Effective December 31, 1995, benefit accruals under the Company’s pension plan were frozen. Retirement benefits under this pension plan are determined under a formula based on length of service and average compensation in the three consecutive calendar years during the ten year period ended December 31, 1995, producing the highest average (subject to certain Internal Revenue Code limits). Assuming the individual survives until age 65 and begins to receive payments at age 65 in the form of an annuity, the named executives would receive the following annual amounts under the pension plan: C. Scott Kulicke - $57,996; Charles Salmons - $22,097; and Jagdish G. (Jack) Belani, Maurice E. Carson, and Oded Lendner - $0.

2005 Officer Incentive Compensation Plan

In August 2005, the management development and compensation committee of the board of directors adopted an Officer Incentive Compensation Plan (the “2005 Officer Incentive Plan”). Executive officers of the Company and other officers elected by the board of directors are eligible to participate in the 2005 Officer Incentive Plan. Under the 2005 Officer Incentive Plan, each quarter, a cash incentive award pool is funded if performance levels relative to return on invested capital, or “ROIC,” targets set by the committee are reached. Individual awards are calculated and paid from the pool to officers based upon Company, business unit and individual objectives. In addition, no awards are payable under the 2005 Officer Incentive Plan unless the Company has positive net income for the quarter. At the time the committee adopted the new Plan, it also adopted an ROIC target for the Company’s fourth fiscal quarter and approved targets proposed by management for Company and business unit performance and individual objectives. In the Company’s fourth fiscal quarter of 2005, the Company had positive net income, and the Company and the Equipment and Packaging Materials business segments achieved the targets set by the committee. As a result, named executive officers earned the following amounts: Mr. Kulicke: $83,219; Mr. Belani: $62,544; Mr. Carson: $33,080; Mr. Lendner: $21,851; and Mr. Salmons: $21,669.

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Company has Termination of Employment Agreements with its executive officers which provide that in the event of certain changes in control, as defined in the agreements, the officer who is a party to such agreement and whose employment terminates, other than voluntarily or for cause, within 18 months after such change in control, will be entitled to termination pay equal to the lesser of a specified number of months’ target total cash compensation (base salary plus incentives) for the year in which the change in control occurs or $10 less than the amount which would subject the officer to excise tax with respect to such payment under Section 4999 of the Internal Revenue Code or would make payment thereof non-deductible by the Company under Section 280G of the Code. Such agreements are all currently scheduled to expire on December 31, 2006, unless extended. The named executive officers’ Termination of Employment Agreements provide for payment of the following number of months’ target total cash compensation: Mr. Kulicke, 30 months, and Messrs. Belani, Carson, Lendner, and Salmons, 18 months.

Under the Company’s 2001 Employee Stock Option Plan (“2001 Plan”), the 1998 Employee Stock Option Plan (“1998 Plan”) and the 1994 Employee Stock Option Plan (“1994 Plan”), in the event of a change in control of the Company (as defined in those plans), all outstanding options become fully vested and exercisable. Under the Company’s 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the “1997 Director Plan”), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the common shares subject to his or her outstanding options less the amount which would be required to exercise such options. Under the Company’s 1988 Employee Stock Option Plan and 1988 Non-Qualified Stock Option Plan for Non-Officer Directors (the “1988 Director Plan”), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the common shares subject to then exercisable options less the amount which would be required to exercise such options.

Board Matters

The board of directors has determined that directors Brian R. Bachman, John A. O’Steen, Garrett E. Pierce, MacDonell Roehm, Jr., Barry Waite and C. William Zadel are “independent” as defined by applicable listing standards of the Marketplace Rules of the Nasdaq Stock Market and the SEC rules. The board of directors also determined that Philip V. Gerdine, a director of the Company until his retirement on December 31, 2005, was “independent” as defined by the applicable listing standards of the Marketplace Rules of the NASDAQ Stock Market and SEC rules. In Fiscal 2005, the board of directors met six times, and at each meeting also met in executive session. During Fiscal 2005, directors who were not officers of the Company received a quarterly retainer of $5,000, plus $2,000 for each meeting of the board attended in person and $1,000 for each telephone meeting of the board attended. Committee Chairmen were paid an additional annual retainer of $5,000, and committee members were paid $1,000 for each committee meeting. In addition, directors are paid $1,000 for each executive session not held on the date of a board meeting. Directors receive options to acquire 10,000 common shares upon joining the board of directors, with an exercise price equal to the fair market value on the grant date.

Each director attended all of the board and applicable committee meetings in Fiscal 2005, except that one director missed one board meeting and one audit committee meeting for health reasons. Directors are encouraged to attend the annual meeting of shareholders. Six directors attended the 2005 annual meeting of shareholders and one director was absent for health reasons.

Each member of the board who is not also an officer or employee of the Company is eligible to participate in the Company’s 1997 Director Plan. Options to purchase 10,000 common shares are automatically granted each year under the 1997 Director Plan to each eligible director on the last trading day of February. The exercise price of all such options is equal to 100% of the fair market value of the Company’s common shares on the date of grant. Options granted under the 1997 Director Plan become exercisable in 25% annual increments commencing on the first anniversary of the date they were granted.

The board of directors has a standing audit committee, management development and compensation committee, and nominating and governance committee.

During Fiscal 2005, Messrs. MacDonell Roehm, Jr., Chairman, Philip V. Gerdine, Barry Waite and Allison F. Page were members of the audit committee. Mr. Page, who retired from the board in February 2005, served on the audit committee until December 2004. In December 2004, the board elected Mr. Waite to replace Mr. Page on the audit committee. Mr. Gerdine retired from the board effective December 31, 2005. The board elected Mr. Pierce to replace Mr. Gerdine on the audit committee effective January 1, 2006. The audit committee met 16 times during Fiscal 2005. The board has determined that all audit committee members are independent (as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and Rule 10A-3(b)(1) under the Exchange Act). The board had also determined that Mr. Gerdine and Mr. Page were independent (as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and Rule 10A-3(b)(1) under the Exchange Act). In addition, the board has determined that MacDonell Roehm, Jr., Philip V. Gerdine, Garrett E. Pierce and Barry Waite qualify as “audit committee financial experts” as defined by the SEC in Item 401(h) of Regulation S-K. The audit committee, among other things, appoints the Company’s independent registered public accountants to serve the following fiscal year, oversees their independence and meets with them to review the scope and results of the audit, considers comments made by the independent registered public accountants with respect to accounting procedures and internal controls and the consideration given thereto by the Company’s management, and reviews internal accounting procedures and controls with the Company’s financial management. The report of the audit committee may be found beginning on page 21 of this proxy statement. The full responsibilities of the audit committee are set forth in its charter, a copy of which is posted on the Company’s website at www.kns.com.

During Fiscal 2005, Messrs. John A. O’Steen, Chairman, Brian R. Bachman, C. William Zadel and Barry Waite were members of the management development and compensation committee, all of whom are independent directors. Barry Waite served as a member of the committee until December 2005, when the board elected him to fill the vacancy on the audit committee created by Alison Page’s retirement. The management development and compensation committee met 11 times during Fiscal 2005. The principal duties of the management development and compensation committee are to evaluate and approve compensation arrangements for the executive officers and senior managers of the Company, to administer the Company’s equity compensation plans, and oversee senior management succession and overall management development. The full responsibilities of the management development and compensation committee are set forth in its charter, a copy of which is posted on the Company’s website at www.kns.com.

During Fiscal 2005, the nominating and governance committee was comprised of Messrs. C. William Zadel, Chairman, Brian R. Bachman and MacDonell Roehm, Jr., all of whom are independent directors (as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and Rule 10A-3(b)(1) under the Exchange Act). The nominating and governance committee met three times during Fiscal 2005. The nominating and governance committee is responsible for (i) establishing criteria for selecting new directors, (ii) identifying, screening and recruiting new directors, (iii) recommending nominees for director to the board, and (iv) recommending to the board a set of corporate governance policies for the Company. The board considers the recommendations of the nominating and governance committee with respect to the nominations of directors to the board, but otherwise retains authority over the identification of such nominees. In 2005, the Company engaged an outside advisor to assist in identifying potential candidates to the board. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, and personal integrity and judgment. The nominating and governance committee will consider nominees recommended by shareholders. Any shareholder wishing to nominate a candidate for director must follow the procedures for submission of proposals set forth in the section of this proxy statement entitled “Shareholder Proposals.” The full responsibilities of the nominating and governance committee are set forth in its charter, a copy of which is posted on the Company’s website at www.kns.com. The Corporate Governance Guidelines of the Company are also posted on the Company’s website at www.kns.com.

Code of Ethics

The board has adopted a Code of Ethics applicable to the Company’s senior financial officers, including the Company’s chief executive officer, chief financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s Code of Ethics for Senior Financial Officers is available on the Company’s website at www.kns.com.

Shareholder Communications with Directors

The board has implemented a process whereby shareholders may send communications directly to the board’s attention. Any shareholder desiring to communicate with the board, or one or more specific members thereof, should communicate in writing addressed to the Secretary of the Company. The Secretary of the Company has been instructed by the board to promptly forward all such communications to the specified addressees thereof.

Management Development and Compensation Committee Interlocks and Insider Participation

No member of the management development and compensation committee (i) was, during Fiscal 2005, or had previously been, an officer or employee of the Company or its subsidiaries nor (ii) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company, in each case that would require disclosure under applicable SEC rules. No other interlocking relationship existed between any member of the management development and compensation committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full board of directors) or an executive officer of any other entity, on the other hand.

Certain Relationships and Related Transactions

None.

Security Ownership of Certain Beneficial Owners

To the knowledge of the Company, the only persons or groups of persons (within the meaning of Section 13(d) of the Exchange Act) that owned beneficially more than 5% of the outstanding common shares of the Company as of December 1, 2005 were as follows:

Name and Address	Number of Shares	Percent of Class
PEA Capital LLC (1) 1345 Avenue of the Americas, 49th Floor New York, NY 10105	3,284,227	6.3%
Capital Group International, Inc. (2) 11100 Santa Monica Boulevard Los Angeles, CA 90025	2,790,140	5.4%

(1)

Based on information provided pursuant to an amendment to Schedule 13G filed by PEA Capital LLC with the SEC on February 14, 2005. The Schedule 13G states that PEA Capital LLC may be deemed to be the beneficial owner of the shares as a result of its role as investment adviser. The Schedule 13G further states that PEA Capital LLC has the sole power to dispose of the shares and to vote the shares under its written guidelines.

(2)

Based on information provided pursuant to an amendment to Schedule 13G filed jointly by Capital Group International, Inc. with the SEC on February 14, 2005. Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over these shares. On the amended Schedule 13G, Capital Group International, Inc. also reported that it does not have investment power or voting power over these shares, but it may be deemed to “beneficially own” these shares by virtue of Rule 13d-3 under the Exchange Act.

MANAGEMENT DEVELOPMENT AND COMPENSATION

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The management development and compensation committee of the Company’s board of directors, comprised entirely of independent directors (as defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market), is responsible for approving compensation arrangements for the officers and senior managers of the Company.

The management development and compensation committee seeks to achieve the following goals with the Company’s executive compensation programs: to attract and retain key executives; to motivate and reward executives for the attainment of Company-based and individual performance objectives; and to provide executives with an opportunity to acquire an equity interest in the Company. The management development and compensation committee seeks to foster a performance-oriented environment by tying a significant portion of each executive’s cash compensation to the achievement of objectives that are important to the Company.

In Fiscal 2005, the Company’s executive compensation program included the Officer Incentive Compensation Plan (adopted in August 2005) and equity incentive in the form of stock options granted under the Company’s 2001 Employee Stock Option Plan.

If the Company’s shareholders approve the 2006 Equity Plan, the Committee intends that the majority of equity incentive awards to officers under the plan will be in the form of performance-based stock. The performance-based stock awards will entitle officers to receive common shares, but only if certain return on invested capital and revenue growth targets are achieved.

Target Total Cash Compensation

Target total cash compensation for each executive is established based on marketplace data. For this purpose, in Fiscal 2005 the Company utilized principally the data for a group of companies, with average annual revenues of approximately $500 million, as reported by nationwide participants in the Aon Consulting/Radford Division 2004/5 Executive Compensation Report. Participants in that nationwide survey are not limited to the companies included in the Company’s peer group established to compare shareholder returns in the performance graph included below, because the management development and compensation committee believes that the Company’s competitors for executive talent are not limited to that peer group.

Base Salary and Cash Incentive

Once target total cash compensation has been established for each executive, the total compensation is divided into a base salary portion and a cash incentive portion. Generally, the higher the level of responsibility of the executive within the Company, the greater the portion of that executive’s target total cash compensation that consists of the cash incentive component. At budgeted performance levels, targeted cash incentive ranges from approximately 33% to 50% of targeted total cash compensation (50% to 100% of base salary) for the executive officers.

On August 1, 2001, the Company instituted a temporary reduction in the base salaries of employees, including a 15% reduction in the base salaries of participants in the Executive Incentive Compensation Plan. Base salaries for employees other than officers were restored during the second half of our fiscal year ended September 30, 2002. The salaries of officers other than the Chief Executive Officer were restored in October 2002. The Chief Executive Officer’s base salary was restored in January 2004.

In Fiscal 2005, cash incentive payments were paid under the 2005 Officer Incentive Compensation Plan. Under the 2005 Officer Incentive Compensation Plan, each quarter, a cash award pool is funded if performance levels relative to return on invested capital targets set by the committee are reached. In addition, no awards are payable from the pool unless the Company has positive net income for the quarter. Payments are allocated from the pool based on Company and business unit objectives and individual objectives. The Company did not pay cash incentive payments to executive officers for the first three quarters of fiscal 2005. For the fourth fiscal quarter of 2005, based upon performance relative to objectives approved by the Committee, the Company’s executive officers, excluding the Chief Executive Officer, earned an aggregate of $157,033.

Equity Incentive

The Company’s executives are eligible to receive stock options granted under the Company’s stock option plans. The purpose of these grants is to give participants a stake in the success of the Company as measured by the stock market’s assessment of the Company’s performance. The number of options granted to each participant has generally been determined on the basis of a percentage of target total cash compensation that varies depending on the participant’s level of responsibility and on performance factors. The extent of existing options or stock ownership is not generally considered in granting options, except that the Company sometimes grants an initial round of options to newly recruited executives to provide them with some stake in the Company’s success from the commencement of their employment.

In Fiscal 2005, the stock options granted to executive officers, all of which were granted under the Company’s 2001 Employee Stock Option Plan and 1998 Employee Stock Option Plan, amounted to approximately 1.3% of the Company’s common shares outstanding on September 30, 2005. No option grants have been made to executive officers since December 13, 2004. If the Company’s shareholders approve the 2006 Equity Plan, no new equity grants will be made to executive officers prior to October 2006, except for sign-on grants to newly recruited executive officers.

Chief Executive Officer Compensation

The management development and compensation committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other participants in the 2005 Officer Incentive Compensation Plan. The Chief Executive Officer’s base salary for Fiscal 2005 was $523,624. The Chief Executive Officer received a cash incentive payment for Fiscal 2005 under the 2005 Officer Incentive Compensation Plan totaling $83,219, calculated based upon performance against a return on invested capital target and Company and business unit goals in the fourth fiscal quarter. The Chief Executive Officer did not receive any cash incentive payments for the first three quarters of fiscal 2005.

The management development and compensation committee is mindful of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code, which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may from time to time be necessary to attract and retain top-quality management, the management development and compensation committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.

THE MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE

JOHN A. O’STEEN, CHAIRMAN

BRIAN R. BACHMAN

C. WILLIAM ZADEL

PERFORMANCE GRAPH

The graph set forth below compares, for fiscal years 2001 through 2005, the yearly change in the cumulative total returns to holders of common shares of the Company with the cumulative total return of two peer groups selected by the Company and of the NASDAQ Stock Market-US Index. Two peer groups are presented in the graph, the group presented in prior years (“Old Group”) and a new group (“New Group”). The New Group is more focused on companies that manufacture equipment and materials similar to the equipment and materials manufactured by the Company and was composed, in part, by reference to peer group lists that the Company believes are commonly used by institutional investors and financial research analysts when evaluating Company performance. The Company believes that the New Group provides a more useful reference point for investors when evaluating Company performance across the semiconductor assembly equipment industry business cycle. The New Group is composed of Asyst Technologies Inc., ASM Pacific Technology Limited, BE Semiconductor Industries N.V., Brooks Automation, Inc., Cohu, Inc., Credence Systems Corporation, Cymer, Inc., Shinkawa Ltd., Ultratech, Inc., Varian Semicondoctur Equipment Associates, Inc., Veeco Instruments, Inc., KLA-Tencor Corporation, Lam Research Corporation, LTX Corporation, Novellus Systems, Inc. and Teradyne, Inc. The Old Group peer companies were selected by the Company based principally on nature of business, revenues, employee base, technology base, market share, customers and customer relationships. The Old Group is composed of ASM International N.V., Applied Materials, Inc., BTU International, Inc., Electro Scientific Industries, Inc., FSI International, Inc., Genus, Inc., KLA—Tencor Corporation, Lam Research Corporation, LTX Corporation, Novellus Systems, Inc. and Teradyne, Inc. The graph assumes that the value of the investment in the relevant stock or index was $100 at September 30, 2000 and that all dividends were reinvested. Total returns are calculated based on a fiscal year ending September 30. For purposes of the peer group index, the peer group companies have been weighted based upon their relative market capitalization. The closing sale price of the Company’s common shares as of September 30, 2005 was $7.25.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG KULICKE & SOFFA INDUSTRIES, INC.,

THE NASDAQ STOCK MARKET (U.S.) INDEX,

A NEW PEER GROUP AND AN OLD PEER GROUP

*	$100 invested on 9/30/00 in stock or index- including reinvestment of dividends. Fiscal year ending September 30.

REPORT OF THE AUDIT COMMITTEE

The purpose of the audit committee is to monitor the integrity of the financial statements of the Company, review the Company’s internal accounting procedures and controls, oversee the independence, qualification and performance of the Company’s independent accountants, and appoint the independent accountants. The board of directors has determined that each member of the audit committee is independent (as defined in Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and Rule 10A-3(b)(1) under the Exchange Act), has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and is able to read and understand fundamental financial statements. In addition, the board has determined that three members of the audit committee during Fiscal 2005, Philip V. Gerdine, MacDonell Roehm, Jr. and Barry Waite qualified as “audit committee financial experts” as defined by the SEC in Item 401(h) of Regulation S-K.

During Fiscal 2005, the audit committee met with the senior members of the Company’s management team and the Company’s independent registered public accounting firm. The audit committee also met separately with the Company’s independent registered public accounting firm and separately with the Company’s Chief Financial Officer, the Company’s General Counsel and the Company’s Director of Internal Audit. At these meetings, the audit committee discussed financial management, accounting, internal controls and legal and compliance matters.

The audit committee has appointed (subject to ratification by the shareholders) PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for Fiscal 2006 and reviewed with the Company’s financial management and the independent registered public accounting firm the overall audit scope and plans, the results of internal and external audit examinations, evaluations by the accountants of the Company’s internal controls and the quality of the Company’s financial reporting.

The audit committee reviewed and discussed the audited financial statements included in the Company’s Annual Report with the Company’s management including, without limitation, a discussion of the quality and not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, as well as in Management’s Discussion and Analysis of Results of Operations and Financial Condition. In addressing the reasonableness of management’s accounting judgments, members of the audit committee asked for and received management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and accountants their general preference for conservative policies when a range of accounting options is available.

In its meeting with representatives of the independent registered public accounting firm, the audit committee asked for and received responses to several questions that the audit committee believes are particularly relevant to its oversight. These questions included (i) whether there were any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the accountants themselves prepared and been responsible for the financial statements; (ii) whether, based on the auditors’ experience and their knowledge of the Company, the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements; and (iii) whether, based on their experience and their knowledge of the Company, they believe the Company has implemented internal controls and internal audit procedures that are appropriate for the Company.

The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications.” The audit committee also reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the accountants their independence, and concluded that the nonaudit services performed by the accountants are compatible with maintaining their independence.

In performing all of these functions, the audit committee acts in an oversight capacity. The audit committee relies on the work and assurances of (i) the Company’s management, which has the primary responsibility for financial statements and reports, and (ii) the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles, issuing an attestation report on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and performing an audit and expressing an opinion on the effectiveness of internal control over financial reporting.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005, filed with the SEC on December 13, 2005.

AUDIT COMMITTEE

MACDONELL ROEHM, JR., CHAIRMAN

PHILIP V. GERDINE

BARRY WAITE

AUDIT AND RELATED FEES

For the fiscal years ended September 30, 2005 and September 30, 2004, PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, billed the approximate fees set forth below (in thousands):

	2005	2004
Audit Fees	$1,755.0	$1,170.0
Audit-Related Fees	$5.0	$48.0
Tax Fees	$104.0	$124.0
All Other Fees	$1.4	$67.0

Audit Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the performance of the integrated audit of the Company’s Fiscal 2005 consolidated financial statements and internal control over financial reporting as of September 30, 2005, and assistance with and review of documents filed with the SEC, including the issuance of consents during Fiscal 2005, were approximately $1,755,000. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the performance of the audit, review of the Company’s financial statements, assistance with and review of documents filed with the SEC, including the issuance of comfort letters and consents, and Section 404 attest services during Fiscal 2004, were approximately $1,170,000.

Audit-Related Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for assurance and audit-related services during Fiscal 2005 and 2004 were approximately $5,000 and $48,000, respectively. Audit-related fees for Fiscal 2005 were for the transfer of the audit of the Company’s 401(k) plan and defined benefit pension plan from PWC to Kronick, Kalada Berdy & Co. Audit-related fees for Fiscal 2004 were for auditing the Company’s 401(k) plan and defined benefit pension plan.

Tax Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for tax services during Fiscal 2005 and 2004 were approximately $104,000 and $124,000, respectively. Tax related services for Fiscal 2005 were for employee expatriate tax consulting services and employee tax return preparation services. Tax related services for Fiscal 2004 consisted of tax return preparation and value-added tax compliance services.

All Other Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for all other services during Fiscal 2005 and 2004 were approximately $1,426 and $67,000, respectively. During Fiscal 2005, such fees were for renewal of local business licenses in Asia. During Fiscal 2004, such fees related to employee tax consulting services, renewal of local business licenses in Asia and customs consulting services.

The audit committee has determined that the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. The

Company will not engage its independent registered public accounting firm to render audit or non-audit services unless, (i) the service and the related fee are specifically approved in advance by the audit committee or (ii) the audit committee pre-approves specifically described types of services that are expected to be provided to the Company by its independent registered public accounting firm during the fiscal year. Any pre-approval of specified types of services is subject to a maximum dollar amount.

SHAREHOLDER PROPOSALS

Proposals which shareholders desire to have included in the Company’s proxy statement for the annual meeting of shareholders in 2007, pursuant to Exchange Act Regulation 14a-8, must be addressed to the Secretary of the Company and received by the Company on or before September 5, 2006.

SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The deadline for these proposals for the annual meeting is November 19, 2006 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after this deadline, the Company’s proxy agents will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the annual meeting.

OTHER MATTERS

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain officers and employees of the Company personally or by written communication, telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. The Company has engaged The Proxy Advisory Group of Strategic Stock Surveillance LLC to assist in the solicitation of proxies and to provide related advice and informational support for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $18,000 in the aggregate. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

Although the Company knows of no items of business which will be presented at the annual meeting other than those described herein, proxies in the accompanying form will confer discretionary authority to the proxy agents with respect to any other matters which may come before the meeting to the extent permitted by the applicable rules of the SEC. In this regard, the Company intends to avail itself, until further notice, of the provisions of Rule 14a-4(c)(1) which grants the proxy agents discretionary authority to vote on any shareholder proposals presented at the meeting of which the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for last year’s annual meeting. The Company received no notice of any shareholder proposal by such date (which was November 19, 2005).

As permitted by the Exchange Act, we may deliver only one copy of this proxy statement to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement. Shareholders residing at the same address may request delivery of only one copy of the proxy statement by directing a notice to the Director of the Investor Relations Department of the Company at the offices of the Company set forth on page 1 of this proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should also be directed to the Director of the Investor Relations Department of the Company at the offices of the Company set forth on page 1 of this proxy statement.

The Company, upon request, will furnish to record and beneficial holders of its common shares, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for Fiscal 2005. Copies of exhibits to the Form 10-K also will be furnished upon request for a payment of a fee of $.50 per page. All requests should be directed to the Director of the Investor Relations Department of the Company at the offices of the Company set forth on page 1 of this proxy statement.

In addition, electronic copies of the Company’s Fiscal 2005 Annual Report, Form 10-K and proxy statement will be available on the Company’s website at:

http://www.kns.com/investors/proxy

after the reports are mailed to shareholders in January 2006. We are not including the information contained on our website as a part of, or incorporating it by reference into, this proxy statement.

By Order of the Board of Directors SUSAN WATERS Secretary

January 3, 2006

Appendix A

KULICKE AND SOFFA INDUSTRIES, INC.

2006 EQUITY PLAN

TABLE OF CONTENTS

(continued)

ii

KULICKE AND SOFFA INDUSTRIES, INC.

2006 EQUITY PLAN

WHEREAS, Kulicke and Soffa Industries, Inc. (the “Company”) desires to have the ability to award certain equity-based incentives to certain of the officers and other employees of the Company and its affiliates;

NOW, THEREFORE, the Kulicke and Soffa Industries, Inc. 2006 Equity Plan is hereby adopted under the following terms and conditions:

1. Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs, NQSOs, Performance Stock, and/or Share Unit Awards to Employees of the Company and certain of its Related Corporations. Thereby, the Company expects to attract and retain such individuals and to motivate them to exercise their best efforts on behalf of the Company and any Related Corporation.

2. Definitions

(a) “ Award” shall mean ISOs, NQSOs, Performance Stock, and/or Share Unit Awards awarded by the Committee to a Participant.

(b) “ Board” shall mean the Board of Directors of the Company.

(c) “ Cause” shall mean a termination of employment by reason of any dishonest or illegal act, or any willful refusal or failure to perform duties properly assigned to the Participant.

(d) “ Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “ Committee” shall mean the Management Development and Compensation Committee of the Board, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act, the requirements of section 162(m) of the Code, and Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc.)

(f) “ Company” shall mean Kulicke and Soffa Industries, Inc., a Pennsylvania corporation.

(g) “ Disability” shall mean separation from service as a result of a Participant’s “permanent and total disability,” as defined in section 22(e)(3) of the Code.

(h) “ Employee” shall mean an employee of the Company or one of its Related Corporations.

(i) “ Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “ Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee and shall be:

(i) the quoted closing price, if there is a market for and there are sales of Shares on a registered securities exchange or in an over-the-counter market on the date specified; or

(ii) the weighted average of the quoted closing prices on the nearest date before and the nearest date after the specified date, if there are no sales of Shares on the specified date but there are such sales on dates within a reasonable period both before and after the specified date; or

(iii) with respect to ISOs, the mean between the bid and asked prices, as reported by the National Quotation Bureau on the specified date, if actual sales are not available during a reasonable period beginning before and ending after the specified date; or

(iv) such other method of determining fair market value as shall be authorized by the Code, or the rules and regulations thereunder, and adopted by the Committee.

Where the Fair Market Value of Shares is determined under (ii) above, the average of the closing prices on the nearest sales date before and the nearest date after the specified date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and the specified date (i.e., the valuation date), in accordance with Treas. Reg. §20.2031-2(b)(1) or any successor thereto.

(k) “ Grant Letter” shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

(l) “ ISO” shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Grant Letter states that the Option will not be treated as an ISO.

(m) “ More-Than-10-Percent Shareholder” shall mean any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Company or of a Related Corporation.

(n) “ NQSO” shall mean an Option that, at the time such Option is granted to a Participant does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Grant Letter.

(o) “ Option” is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

(p) “ Share Unit Awards” is an Award which entitles the Participant to receive Shares or which is valued in whole or in part, or is otherwise based on, Shares as described in Section 7.3.

(q) “ Participant” shall mean an Employee who has been granted an Award under the Plan.

(r) “ Performance Stock” shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated Performance Goals.

(s) “ Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations. The Committee shall establish the specific measures for each such goal at the time an Award of Performance Stock is granted. In creating these measures, the Committee shall use the following business criteria: return on invested capital and revenue growth.

(t) “ Plan” shall mean the Kulicke and Soffa Industries, Inc. 2006 Equity Plan, as set forth herein and as it may be amended from time to time.

(u) “ Related Corporation” shall mean either a “subsidiary corporation” of the Company (if any), as defined in section 424(f) of the Code, or the “parent corporation” of the Company (if any), as defined in section 424(e) of the Code.

(v) “ Retirement” shall mean, for purposes of this Plan, an Employee’s retirement from the Company and all Related Corporations at or after attaining age 50 and completing at least three years of employment with the Company and its Related Corporations, provided the sum of the Employee’s age and years of employment with the Company and its Related Corporations equals or exceeds 60. The Chief Executive Officer, the Vice President Human Resources and the Chief Financial Officer each shall have the authority to grant requests for termination on account of Retirement under the Plan if the age and employment requirements for Retirement are met; provided, however, if there is any question whether a Participant who is subject to section 16 of the Securities Exchange Act has met such requirements, the Committee shall make the determination as to whether the requirements are met.

(w) “ Securities Act” shall mean the Securities Act of 1933, as amended.

(x) “ Shares” shall mean shares of common stock of the Company, no par value.

3. Administration

(a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee for purpose of this Plan. Any authority of the Committee (except for the authority described in subsection (b)(i)-(iv) and (vii) below which may only be exercised by the Committee or its delegate as described in subsection (viii)) may be delegated to a Plan administrator.

(b) The Committee shall have the authority:

(i) to select the Employees to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

(ii) establish performance metrics;

(iii) to determine the type and size of each Award, including the number of Shares subject to the Award;

(iv) to determine the terms and conditions of each Award;

(v) to amend an existing Award in whole or in part as described in Section 9(c) of the Plan (including the extension of the exercise period for any NQSO, provided the extension does not subject the NQSO to Code section 409A), except that the Committee may not lower the exercise price of any Option;

(vi) to adopt, amend and rescind rules and regulations for the administration of the Plan;

(vii) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it;

(viii) to adopt such modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its Related Corporations operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries; and

(ix) to delegate to the Chief Executive Officer and/or to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may make any awards or determinations regarding grants to employees who are subject to Section 16 of the Exchange Act.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Committee to make the adjustments described in Sections 8.4 and 8.5.

4. Effective Date and Term of Plan

(a) Effective Date. The Plan was adopted by the Board on November 29, 2005, subject to the approval of the stockholders of the Company pursuant to Section 9(b). The Plan shall become effective on February 14, 2006 (the date the stockholders approved the Plan). Notwithstanding the foregoing, no Awards shall be granted under the Plan before October 1, 2006.

(b) Term of Plan for ISOs. No ISO may be granted under the Plan on or after February 8, 2015 (the 10-year anniversary of the effective date of the Plan), but ISOs previously granted may extend beyond that date. Awards other than ISOs may be granted after that date.

5. Shares Subject to the Plan.

(a) The aggregate number of Shares that may be delivered under the Plan is 3,000,000; provided, however, that each Share granted under a Performance Stock, or Share Unit Award shall reduce the aggregate number of Shares that may be delivered pursuant to Options granted under the Plan by two Shares. The aggregate number of shares that may be delivered under the Plan with respect to ISOs is 3,000,000. Further, the maximum number of shares with respect to which Awards may be granted to any Employee under the Plan may not exceed 500,000 Shares per fiscal year of the Company.

(b) The limits described in subsection (a) shall be subject to the adjustment described in Section 8.4. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the surrender thereof) without having been exercised in full and any Shares still subject to an Award that is forfeited shall continue to be available for Awards under the Plan.

6. Eligibility. All Employees of the Company or any Related Corporation shall be eligible to receive Awards under the Plan (including any directors of the Company who are also officers or employees). More than one Award may be granted to an Employee under the Plan.

7. Types of Awards

7.1 Performance Stock; Performance Goals

(a) Grant. The Committee, in its discretion, may grant Performance Stock to any Employee, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Shares of Performance Stock to be granted.

(b) Performance Period and Performance Goals. When Performance Stock is granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

(c) Delivery of Performance Stock. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award. Provided the Committee determines that the Performance Goals and other conditions have been met, in whole or in part, entitling the Employee to Shares, such Shares shall be delivered no later than the 15th day of the third month following the end of the calendar year in which the Performance Stock is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code), unless the Committee has specified a later date (in accordance with section 409A of the Code) in the Grant Letter.

7.2 Options

(a) General. The Committee may grant Options to purchase Shares under the Plan, and may determine the number of Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Committee intends to be an ISO may only be granted to Employees of the Company or of any present or future Related Corporation, and shall be subject to and shall be construed consistently with the requirements of section 422 of the Code. The Company shall have no liability to a Participant, or to any other party, if an Option (or any part thereof) that is intended to be an ISO is not an ISO or for any action taken by the Committee pursuant to Section 9(c), including without limitation the conversion of an ISO to an NQSO.

(c) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

(d) Exercise Price. The Committee shall establish the exercise price of each Option and specify such exercise price in the applicable Grant Letter. The exercise price of an Option for a Share shall not be less than 100% (110% in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of a Share on the date the Option is granted.

(e) Duration of Options. Each Option shall expire not later than 10 years from the date of grant (5 years in the case of an ISO granted to a More-Than-10-Percent Shareholder) and shall otherwise be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Grant Letter.

(f) Exercise of Options. Options shall become exercisable at such time or times, and on such conditions, as the Committee may specify. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as specified in Section 7.2(g) for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (g)(ii) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued under the Plan, and any fractional share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

(g) Payment Upon Exercise. Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;

(ii) except as the Committee may otherwise provide in a Grant Letter, by effecting a “cashless exercise” through a broker which entails (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iii) when the Shares are registered under the Exchange Act, by delivery of Shares owned by the Participant and valued at their Fair Market Value, provided (A) such method of payment is then permitted under applicable law, (B) such Shares, if acquired directly from the Company, were owned by the Participant for such minimum period of time, if any, as may be established by the Committee in its discretion, and (C) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; or

(iv) by any combination of the above permitted forms of payment.

(h) Limitation on Repricing. Notwithstanding any provision of this Plan to the contrary (other than Sections 8.4 and 8.5), the option price of an outstanding Option shall not, without the prior approval of the Company’s stockholders, be reduced whether through amendment, cancellation, replacement grants, or other similar means; provided, however, that this shall not preclude the grant, in accordance with the provisions of this Plan, of additional Options: (1) not in replacement, in whole or in part, of cancelled Options, or (2) following expiration of Options.

7.3 Share Unit Awards. Awards that are valued in whole, or are otherwise based on Shares may be granted hereunder to Employees (“Share Unit Awards”), including Awards subject to service conditions or achievement of Performance Goals as provided in the Grant Letter. Share Unit Awards are in lieu of Performance Stock awards, typically for awards outside the United States where grants of Performance Shares are restricted or prohibited by local laws. Such Share Unit Awards may be paid in Shares or cash, as the Committee shall determine in the applicable Grant Letter. Subject to the provisions of the Plan, the Committee shall determine the conditions of each Share Unit Award, including any purchase price applicable thereto. Provided the Committee determines that the Performance Goals and/or service conditions have been met, in whole or in part, entitling the Employee to Shares or cash, such Shares or cash shall be delivered no later than the 15th day of the third month following the end of the calendar year in which such Share Unit Award, or any portion thereof, is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code), unless the Committee has specified a later date (in accordance with section 409A of the Code) in the Grant Letter. In no event, however, may a Share Unit Award be granted that results in a deferral of compensation subject to section 409A of the Code.

8. Events Affecting Outstanding Awards

8.1 Termination of Employment (Other Than by Death or Disability or Retirement). If a Participant ceases to be an employee of any of the Company and its Related Corporations for any reason other than death, Disability, or Retirement, the following shall apply:

(a) Options. All Options held by the Participant that were not exercisable immediately prior to the Participant’s termination of employment shall terminate at that time. Any Options that were exercisable immediately prior to the termination of employment will continue to be exercisable for three months and shall thereupon terminate, unless the Grant Letter provides by its terms for immediate termination or for termination in less than three months in the event of termination of employment in specific circumstances. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of employment shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

Notwithstanding the foregoing, if a Participant’s employment is terminated for Cause, all Options held by such Participant shall terminate concurrently with receipt by the Participant of oral or written notice that his or her employment has been terminated.

(b) Performance Stock and Share Unit Awards. All Performance Stock and Share Unit Awards to which the Participant was not irrevocably entitled prior to the termination of employment shall be forfeited and the Award canceled as of the date of such termination of employment. A Participant becomes irrevocably entitled to Performance Stock and to Share Unit Awards based on achievement of Performance Goals and other conditions when the Performance Goals and other conditions have been met provided the Participant is employed on the last day of the performance period or, if later, when such other conditions are met and to Share Unit Awards subject to service conditions when such service conditions are met, except as otherwise provided in Section 8.5(a).

8.2 Retirement. If a Participant’s employment is terminated by reason of his or her Retirement, the following shall apply:

(a) Options. If the Participant’s Retirement occurs prior to the expiration date fixed for his or her Options, such Options shall fully vest on the date of the Participant’s Retirement and may be exercised by the Participant at any time prior to the earlier of:

(i) The expiration date specified in such Option; or

(ii) One year after the date of such Retirement.

(b) Awards Other than Options. Any Performance Stock or Share Unit Awards requiring the attainment of Performance Goals awarded to such Participant in which the Participant has not vested shall, at Retirement, be pro-rated based on the number of full months in the performance period prior to Retirement e.g., if someone retires 25 months into a 36-month performance period, he would be eligible to receive 25/36th of any award amount that he would otherwise have received based on the Performance Goals attained at the end of the performance period and shall receive payment at the time specified in Section 7.1 or Section 7.3, as applicable. Share Unit Awards subject to service conditions only shall fully vest upon Retirement.

8.3 Death or Disability. If a Participant dies or incurs a Disability, the following shall apply:

(a) Options. All Options held by the Participant immediately prior to death or Disability, as the case may be, shall fully vest on the date of the Participant’s death or Disability and may be exercised by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the person or persons to whom the Option is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant’s death or Disability (or such shorter or longer period as the Committee may determine, provided any extension does not subject the Option to Code section 409A), and shall thereupon terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section.

(b) Awards Other Than Options. Any Performance Stock or Share Unit Awards requiring the attainment of Performance Goals awarded to such Participant in which the Participant has not vested shall, at death or Disability, be pro-rated based on the number of full months in the performance period prior to death or Disability, e.g., if someone becomes Disabled 25 months into a 36-month performance period, he would be eligible to receive 25/36th of any award amount that he would otherwise have received based on the Performance Goals attained at the end of the performance period and shall receive payment at the time specified in Section 7.1 or Section 7.3, as applicable. Share Unit Awards subject to service conditions only shall fully vest upon death or Disability.

8.4 Capital Adjustments. The maximum number of Shares that may be delivered under the Plan, and the maximum number of Shares with respect to which Awards may be granted to any Employee under the Plan, both as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options and the purchase price per Share, if any, under a Performance Stock Award) shall be proportionately adjusted, as may be deemed appropriate by the Committee, to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company.

8.5 Certain Corporate Transactions

(a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, and including a “Change in Control” as defined in Section 8.6), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Participant holding an Option to be terminated not less than ten days’ notice prior to any such termination, and any Option that is to be so terminated shall become fully exercisable and may be exercised up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may, (i) cause the delivery of any Performance Stock, in whole or in part, even if the associated Performance Goals have not been met, (ii) accelerate, in whole or in part, the date on which any or all Share Unit Awards become vested and cause the payment of such Share Unit Awards.

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code unless the Participant consents to the change.

(b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

8.6 Effect of Change in Control. Notwithstanding any other provision of this Plan, all outstanding Options, Performance Stock and Share Unit Awards shall become fully vested upon a Change in Control. Upon vesting, the Committee shall cause the delivery of the Shares attributable to the Performance Stock and shall cause the payment, whether in Shares or cash as provided in the Grant Letter, of the Share Unit Awards. A “Change in Control” shall mean any of the following events:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as such term is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of all then outstanding Voting Securities, provided, however, that any such acquisition approved by two-thirds of the Incumbent Board (as hereinafter defined) shall not be deemed to be a Change in Control;

(b) The individuals who, as of January 1, 2005, are members of the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the members of the Board of Directors who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of January 1, 2005; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(d) Acceptance of shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

9. Amendment or Termination of the Plan and Awards

(a) Amendment or Termination of Plan. The Board or the Committee, pursuant to a written resolution, may from time to time amend, suspend or terminate the Plan, except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below) –

(i) no amendment may be made that would –

(A) change the class of employees eligible to participate in the Plan with respect to ISOs;

(B) except as permitted under Section 8.4, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; or

(C) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder; and

(ii) no amendment may be made that would constitute a modification of the material terms of the “performance goal(s)” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired).

Notwithstanding the foregoing, no such amendment, suspension or termination of the Plan shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

(b) Manner of Shareholder Approval. The approval of shareholders must be effected by the affirmative votes of holders of at least a majority of the shares present, or represented, and entitled to vote at a duly held meeting of shareholders of the Company.

(c) Amendment of Awards. The Committee, except as provided in Section 3(b)(v) and 8.5(a) and subject to the limitation on repricing Options as provided in Section 7.2(h) may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and converting an ISO to an NQSO, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, the Committee may not amend or modify an Award to accelerate the vesting of any Option or Stock Unit Award, except as provided in Section 8.5(a). Notwithstanding anything to the contrary set forth herein, without the consent of any Participant, the Committee may reduce the number of Shares or Share Units to be awarded upon attainment of Performance Goals at the end of the performance period if the Committee determines that the achievement of the Performance Goals which were established at the time the Performance Stock Award or Share Unit Award was granted was the result of an unanticipated and unusual event (or events) beyond the Company’s control.

10. Miscellaneous

10.1 Documentation of Awards. Awards shall be evidenced by such written documents (“Grant Letters”) as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

10.2 Rights as a Stockholder. Except as specifically provided by the Plan or a Grant Letter, the receipt of an Award shall not give a Participant rights as a stockholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Grant Letter, upon the actual receipt of Shares.

10.3 Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the

Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

10.4 Registration and Listing of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

10.5 Compliance with Rule 16b-3 All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

10.6 Tax Withholding

(a) Obligation to Withhold. The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements, including the withholding tax requirements of any jurisdiction outside of the United States (the “Withholding Requirements”). In the case of an Award pursuant to which Shares may be delivered, the Committee may require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to such Withholding Requirements, prior to the delivery of any Shares.

(b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the withholding requirements, in whole or in part, by electing to have the Company withhold Shares (or by returning previously acquired Shares to the Company); provided, however, that the Company may limit the number of Shares withheld to satisfy the Withholding Requirements to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the “Determination Date”), rather than the date of grant). If Shares acquired by the exercise of an ISO are used to satisfy the Withholding Requirements, such Shares must have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date. The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

10.7 Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Grant Letter. During a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, by the person or persons legally appointed to act on the Participant’s behalf).

10.8 Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

10.9 Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by directors and employees of other corporations who are about to, or have, become Employees as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or a Related Corporation. The terms of the substitute Awards so granted may vary from the terms set forth in this

Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted, provided, however, that no Option shall be granted for less than Fair Market Value as of the date of grant and no Award shall be granted which would be subject to section 409A of the Code.

10.10 Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer on any person any right to continued employment by the Company or any of its Related Corporations or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

10.11 Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Pennsylvania law.

10.12 Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

10.13 Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Employees under, the Plan and Awards granted hereunder.

IN WITNESS WHEREOF,                                                                                   has caused this Plan to be duly executed this              day of                      200    .

By:

Title:

PROXY

KULICKE AND SOFFA INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints C. Scott Kulicke and Maurice E. Carson, and each of them, with full power of substitution, as the undersigned’s proxies to vote all the shares of common stock of Kulicke and Soffa Industries, Inc. (the “Company”) held of record by the undersigned on December [    ], 2005, at the annual meeting of shareholders of the Company called for February 14, 2006 and any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

KULICKE AND SOFFA INDUSTRIES, INC.

February 14, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1. Election of Director:	2. Approval of the 2006 Equity Plan.	☐	☐	☐

NOMINEES: ☐ FOR John A. O’Steen ☐ FOR MacDonell Roehm, Jr.	3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.	☐	☐	☐

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐ FOR ALL EXCEPT (See instructions below)	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •	YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

By signing this Proxy, authority is given to cumulate votes in the discretion of Proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder Date: Signature of Shareholder Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing a executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

KULICKE AND SOFFA INDUSTRIES, INC.

February 14, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR-	COMPANY NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM EST on February 13, 2006.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN

1. Election of Director:	2. Approval of the 2006 Equity Plan.	☐	☐	☐

NOMINEES: ☐ FOR John A. O’Steen ☐ FOR MacDonell Roehm, Jr.	3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.	☐	☐	☐

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

☐ FOR ALL EXCEPT (See instruction below)	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •	YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

By signing this Proxy, authority is given to cumulate votes in the discretion of Proxies.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder Date: Signature of Shareholder Date:

Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing a executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.